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                                 EXHIBIT 10(C)

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                                  AMENDMENT TO
                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


      THIS AMENDMENT, dated as of April 17, 1997 by and between Union Planters Corporation ("Employer") and Benjamin W. Rawlins, Jr. ("Participant"), amends that certain Supplemental Executive Retirement Agreement, dated as of February 23, 1995, by and between Employer and Participant (the "SERP").

      WHEREAS, Employer and Participant desire to amend the SERP as provided herein;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                   1. Definition of "Change in Control". The current definition of the term "Change in Control" in Section 1.6 of the SERP is hereby deleted in its entirety and the following is substituted in lieu thereof

                   "Change in Control" shall mean the occurrence of any of the following events:

                                    (i) The acquisition by any individual,
                   entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (A) the then outstanding shares of common stock of Employer (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from Employer, (x) any acquisition by Employer, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Employer or any corporation controlled by Employer, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses (A),
                   (B) and (C) of subsection (iii) of this Section 1.6, or

                                    (ii) Individuals who, as of the date
                   hereof, constitute the Board of Directors of Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election Contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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                                    (iii) Consummation of a reorganization,
                   merger or consolidation or sale or other disposition of all or substantially all of the assets of Employer (a "Business Combination"), in each case, unless, following such Business Combination,

                                            (A) all or substantially all of the
                           individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Employer or all or substantially all of Employees assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                                            (B) no Person (excluding any
                           corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                                            (C) at least a majority of the
                           members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination,

                   2. Definition of "Disability". The current definition of the term "Disability" in Section 1.8 of the SERP is hereby deleted in its entirety and the following is substituted in lieu thereof.

                    "Disability" shall mean a mental or physical disability as determined by the Board in accordance with standards and procedures similar to those under Employer's employee long-term disability plan, if any. At any time that Employer does not maintain such a long-term disability plan. Disability shall mean the inability of Participant, as determined by the Board, to substantially perform his regular duties and responsibility due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.,

                   3. Definition of "Final Average Earnings". The current definition of the term "Final Average Earnings" in Section 1.12 of the SERP is hereby deleted in its entirety and the following is substituted in lieu thereof.

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                   "Final Average Earnings" shall mean the sum of (i) the
                   Participant's or Eligible Participant's highest base salary in effect during any calendar year preceding his termination of employment, including the year in which such termination occurs, and (ii) the Participant's or Eligible Participant's highest annual bonus payable with respect to any calendar year preceding his termination of employment, including the year in which such termination occurs.

                   4. Excise Tax Provision. Section 5.14 of the SERP, relative to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, is hereby deleted in its entirety.

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         The terms of the SERP not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

         IN WITNESS WHEREOF, Participant and Employer have duly executed this Amendment as of the day and year first above written.


                                         /s/ B. W. Rawlins
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                                       Benjamin W. Rawlins, Jr.
                                       Participant




                                       UNION PLANTERS CORPORATION



                                       By:  /s/ M. Kirk Walters
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